UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2017

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32731 (Commission File Number)	84-1219301 (I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500
Denver,  CO 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On October 24, 2017, we issued a press release announcing earnings and other financial results for our fiscal quarter ended September  30, 2017, and that management would review these results in a conference call at 4:30 pm Eastern time on October 24, 2017.

Item 8.01 Other Events.

On October 24, 2017, our Board announced the authorized repurchases of our common stock with a total aggregate purchase price of $100 million, exclusive of commissions. This repurchase authorization is in addition to previously-announced repurchase authorizations totaling $2.3 billion. The Board’s authorization of the repurchase program may be modified, suspended, or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated October 24, 2017

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

October 24, 2017	By:	/s/ John R. Hartung

Name: John R. Hartung
Title: Chief Financial Officer